Exhibit 21.1

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List of Subsidiaries at February 12, 2019:	State or Country of Organization:

5.11 ABR Corp.	Delaware
5.11 Acquisition Corp.	Delaware
5.11 TA, Inc.	Delaware
5.11, Inc.	California
5.11 International A.B.	Sweden
5.11 International Coӧperatief U.A.	Netherlands
5.11 Tactical de Mexico, S. de R.L. de C.V.	Mexico
5.11 Servicios del Mexico	Mexico
5.11 Panama S. de R.L	Panama
AlphaOne Holdings Ltd.	British Virgin Islands
5.11 Sourcing, Limited	Hong Kong
Invigour8 Global Service Company Limited	Hong Kong
Beyond Clothing, LLC	Delaware
5.11 Do Brasil Comercio Ltda.	Brazil
5.11 Germany GmbH	Germany
5.11 Australia Pty Ltd.	Australia

Compass AC Holdings, Inc.	Delaware
Advanced Circuits, Inc.	Colorado
Circuit Board Express LLC	Delaware
Advanced Circuits, Inc.	Arizona
AC Universal Circuits, LLC	Delaware

EBP Lifestyle Brands Holdings, Inc.	Delaware
Ergobaby Europe GmBH	Germany
Ergobaby France SARL	France
ERGO Baby Holding Corporation	Delaware
ERGO Baby Intermediate Holding Corporation	Delaware
The ERGO Baby Carrier, Inc.	Hawaii
Orbit Baby, Inc.	Delaware
EBP Lifestyle Brands UK Limited	United Kingdom
EBP Lifestyle Brands Canada, Inc.	Canada, British Columbia
Baby Tula Poland f/k/a MLV 99SP. Z.O.O	Poland
New Baby Tula LLC	Delaware

Gable 5, Inc.	Delaware
Liberty Safe Holding Corporation	Delaware
Liberty Safe & Security Products, Inc.	Utah

AMTAC Holdings, LLC	Delaware
AMT Acquisition Corp.	Delaware
Arnold Magnetic Technologies Holdings Corporation	Delaware
Arnold Magnetic Technologies Corporation	Delaware
Flexmag Industries, Inc.	Ohio
The Arnold Engineering Co.	Illinois
Magnetic Technologies Corporation	Delaware
Precision Magnetics LLC	Delaware
Arnold Investments, Ltd.	Delaware
Arnold Magnetic Technologies UK Limited	United Kingdom
Arnold Magnetic Technologies UK Partnership, LP	United Kingdom
Arnold Magnetic Technologies UK, LLC	Delaware

Arnold Magnetic Technologies AG	Switzerland
Precision Magnetics (Ganzhou) Co. Ltd.	China (owns 50%)
Arnold Magnetic Technologies Limited	United Kingdom (owns one ordinary share)
Swift Levick Magnets	United Kingdom
Arnold Magnetics Asia Ltd.	Hong Kong
Jade Magnetics Limited	British Virgin Islands
Arnold Asia LLC	Delaware
Arnold Magnetics (Shenzhen) Co., Ltd.	China

SternoCandleLamp Holdings, Inc.	Delaware
The Sterno Group Companies, LLC	Delaware
Sterno Products, LLC	Delaware
Sterno Home Inc. f/k/a NII Northern International Inc.	Canada, British Columbia
NII Northern International Services Inc.	Delaware
NII Northern International Trading (Ningbo) Co. Ltd.	China
Sterno Delivery, LLC, fka SevenOKs, Inc.	Delaware
Rimports, LLC	Delaware
Rimports (Canada) LTD	Canada
Rimports (Shenzen) LLC	China

CBCP Products, LLC	Delaware
CBCP Acquisition Corp.	Delaware
Velocity Outdoor Inc.	Delaware
Crosman Corporation	Delaware
Ravin Crossbows, Inc.	Wisconsin
Crosman Europe Aps	Denmark

FFI Compass, Inc.	Delaware
Foam Fabricators, Inc.	Delaware
Foam Fab, Inc.	Delaware
Foam Fabricators Mexico, S. de R.L. de C.V.	Mexico
Foam Fabricators Services, S. de R.L. de C.V.	Mexico
Foam Fabricators Queretaro, S. de R.L. de C.V.	Mexico